ASSIGNMENT AND ASSUMPTION
OF
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Assignment”) dated as of June 30, 2010, is made and entered into by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Assignor”), and G&E HC REIT II POCATELLO MOB, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

RECITALS

A. Assignor, as Grubb & Ellis Equity Advisors, LLC, is “Buyer” under that certain Agreement for the Purchase and Sale of Real Property effective as of April 27, 2010, as amended by that certain First Amendment to Agreement for the Purchase and Sale of Real Property dated May 27, 2010 and further amended by that certain Second Amendment to Agreement for the Purchase and Sale of Real Property dated June 8, 2010 (together, the “Purchase Agreement”), by and between Assignor and CNL Retirement DAS Pocatello ID, LP, a Delaware limited partnership, wherein Assignor agreed to purchase certain real property commonly known as the Pocatello East Medical Office Building, located at 777 Hospital Way, Pocatello, Idaho, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:

GRUBB & ELLIS EQUITY ADVISORS, LLC,
a Delaware limited liability company

By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: President and Chief Executive Officer

G&E HC REIT II POCATELLO MOB, LLC,
a Delaware limited liability company

ASSIGNEE:

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Authorized Signatory